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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     APACHE CORPORATION                                      APACHE FINANCE CANADA CORPORATION
 (Exact name of registrant as specified in its charter)           (Exact name of registrant as specified in its charter)

                        DELAWARE                                                        NOVA SCOTIA
                (State of incorporation)                                      (State of or other jurisdiction
                                                                             of incorporation or organization)

                     No. 41-0747868                                                  To be applied for
        (I.R.S. Employer Identification Number)                           (I.R.S. Employer Identification Number)

                                                                                        SUITE 1000
                  ONE POST OAK CENTRAL                                                 700-9TH S.W.
           2000 POST OAK BOULEVARD, SUITE 100                                        CALGARY, ALBERTA
               HOUSTON, TEXAS 77056-4400                                                  CANADA
                     (713) 296-6000                                                   (403) 261-1200
           (Address, including zip code, and                                 (Address, including zip code, and
       telephone number, including area code, of                         telephone number, including area code, of
            registrant's executive offices)                                   registrant's executive offices)

                                Z. S. KOBIASHVILI
                       2000 POST OAK BOULEVARD, SUITE 100
                            HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                 ---------------

Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class                                    Name of each exchange on which
                  to be so registered                                    each class is to be registered

           7.75% NOTES DUE DECEMBER 15, 2029                                 NEW YORK STOCK EXCHANGE
                    AND GUARANTEES

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [x]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-90147 AND 333-90147-01

Securities to be registered pursuant to Section 12(g) of the Act:  NONE.



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the securities registered hereunder comparable to that required by Item 1 of Form 8-A is set forth under the caption "Description of Notes" in the Prospectus contained in Amendment No. 1 to the Registration Statement on Form S-3 (Registration Nos. 333-90147 and 333-90147-01) filed by Apache Corporation ("Apache") and Apache Finance Canada Corporation ("Apache Finance") with the SEC on November 12, 1999, as supplemented under "Description of Notes and Guarantees" by the Prospectus Supplement for the 7.75% Notes due December 15, 2029 filed pursuant to Rule 424 on December 9, 1999. Such Prospectus and Prospectus Supplement may be revised, supplemented, modified or amended and are hereby incorporated by reference in answer to this Item 1.

ITEM 2.  EXHIBITS.

             Exhibit No.            Description
             -----------            -----------

                    1. Restated Certificate of Incorporation of Apache dated December 1, 1993, as filed with the Secretary of State of Delaware on December 16, 1993 (incorporated by reference to Exhibit 3.1 to Apache's Annual Report on Form 10-K for year ended December 31, 1993, SEC File No. 1-4300).

                    2. Certificate of Ownership and Merger Merging Apache Energy Resources Corporation into Apache, effective December 31, 1995, as filed with the Secretary of State of Delaware on December 21, 1995 (incorporated by reference to Exhibit 3.2 to Apache's Annual Report on Form 10-K for year ended December 31, 1995, SEC File No. 1-4300.)

                    3. Certificate of Designations, Preferences and Rights of Apache's Series A Junior Participating Preferred Stock, effective January 31, 1996, as filed with the Secretary of State of Delaware on January 22, 1996 (incorporated by reference to Exhibit 3.3 to Apache's Annual Report on Form 10-K for year ended December 31, 1995, SEC File No. 1-4300).

                    4. Certificate of Ownership and Merger Merging Apache PHN Company, Inc. into Apache, effective July 1, 1998, as filed with the Secretary of State of Delaware on July 1, 1998 (incorporated by reference to Exhibit
                                    3.4 to Apache's Annual Report on Form 10-K for the year ended December 31, 1998, SEC File No. 1-4300).

                    5. Agreement and Plan of Merger Merging MWJR Petroleum Corporation in Apache, effective September 1, 1998, as filed with the Secretary of State of Delaware on August 19, 1998 (incorporated by reference to Exhibit
                                    3.5 to Apache's Annual Report on Form 10-K for the year ended December 31, 1998, SEC File No. 1-4300).

                    6. Certificate of Ownership and Merger Merging MW Petroleum Corporation into Apache, effective September 1, 1998, as filed with the Secretary of State of Delaware on August 19, 1998 (incorporated by reference to Exhibit 3.6 to Apache's Annual Report on Form 10-K for the year ended December 31, 1998, SEC File No. 1-4300).

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             Exhibit No.            Description
             -----------            -----------

                    7. Certificate of Designations, Preferences and Rights of Apache's 5.68% Cumulative Preferred Stock, Series B, as filed with the Secretary of State of Delaware on August 21, 1998 (incorporated by reference to Exhibit
                                    3.7 to Apache's Annual Report on Form 10-K for the year ended December 31, 1998, SEC File No. 1-4300).

                    8. Certificate of Correction to Certificate of Designations, Preferences and Rights of Apache's 5.68% Cumulative Preferred Stock, Series B, as filed with the Secretary of State of Delaware on August 24, 1998 (incorporated by reference to Exhibit 3.8 to Apache's Annual Report on Form 10-K for the year ended December 31, 1998, SEC File No. 1-4300).

                    9. Certificate of Designations, Preferences and Rights of Apache's Automatically Convertible Equity Securities, Conversion Preferred Stock, Series C, as filed with the Secretary of State of Delaware on May 13, 1999 (incorporated by reference to Exhibit 3 to Amendment No. 1 on Form 8-A/A to Apache's Registration Statement on Form 8-A, filed May 13, 1999).

                   10. Bylaws of Apache, as amended July 14, 1999 (incorporated by reference to Exhibit 3.1 to Amendment No. 1 on Form 8-K/A to Apache's Current Report on Form 8-K dated May 18, 1999, SEC File No.
                                    1-4300).

                   11. Form of 7.75% Notes due December 15, 2029 and Guarantee (incorporated by reference to Exhibit 4.1 to Apache's Current Report on Form 8-K dated November 30, 1999, SEC File No. 1-4300).

                   12. Form of Indenture among Apache, Apache Finance and The Chase Manhattan Bank, as Trustee, governing the Debt Securities and Guarantees (incorporated by reference to
                                    Exhibit 1.1 to Amendment No. 1 to the
                                    Registration Statement of Apache and Apache
                                    Finance on Form S-3, Registration Nos.
                                    333-90147 and 333-90147-01, filed November
                                    12, 1999).

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                               APACHE CORPORATION
                               (REGISTRANT)

                               By: /s/ Z. S. Kobiashvili
                                   Z. S. Kobiashvili
                                   Vice President and General Counsel

Dated:   December 13, 1999

                               APACHE FINANCE CANADA CORPORATION
                               (REGISTRANT)

                               By: /s/ Z. S. Kobiashvili
                                   Z. S. Kobiashvili
                                   Vice President and a Director

Dated:   December 13, 1999

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